Exhibit 10.23

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

AWARD AGREEMENT

This Award Agreement (this “Agreement”), is made effective as of [•], between Teva Pharmaceutical Industries Limited (the “Company”) and [•] (the “Participant”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Company’s 2020 Long-Term Equity-Based Incentive Plan (the “Plan”).

Pursuant to Sections 6 and 7 of the Plan, the Company hereby grants to the Participant as of the Grant Date (as defined below) the number of Restricted Share Units (“RSUs”) and Performance Share Units (“PSUs”) (RSUs and PSUs are collectively and individually referred to herein as “Awards”) set forth below, subject to the terms and conditions contained herein and in the appendices attached hereto, as well as the terms and conditions of the Plan and the compensation policy for executive officers and directors, as may be amended from time to time at the Company’s sole discretion, which are incorporated herein in their entirety. All dollar amounts in this Agreement are in U.S. dollars.

Total Fair Value of the Award:	$[•]

Fair Value of each RSU:	$[•]

Fair Value of each PSU:	$[•]

RSUs Granted:	[•], which represents approximately [•] of the Total Fair Value of the Award divided by the Fair Value of each RSU, rounded down to the nearest whole number.

Target Number of PSUs Granted:

[•], which represents approximately [•] of the Total Fair Value of the Award divided by the Fair Value of each PSU, rounded down to the nearest whole number.

The Target Number of PSUs Granted represents the number of PSUs that would be earned, subject to vesting, if the Company were to achieve the target level of the PSU Performance Objectives and the target Absolute Stock Price Modifier during the PSU Performance Period. The number of PSUs earned, if any, is subject to an increase or decrease based on the Company’s actual achievement of the PSU Performance Objectives during the PSU Performance Period, as modified by the Absolute Stock Price Modifier, and may range from [•] to [•]% of the Target Number of PSUs Granted.

Grant Date:	[•]

Vesting of [•] of RSUs Granted:	[•] anniversary of the Grant Date, subject to the Participant’s continued employment through such date.

Vesting of [•] of RSUs Granted:	[•] anniversary of the Grant Date, subject to the Participant’s continued employment through such date.

Vesting of [•] of RSUs Granted:	[•] anniversary of the Grant Date, subject to the Participant’s continued employment through such date.

Vesting of the Balance of RSUs Granted:	[•] anniversary of the Grant Date, subject to the Participant’s continued employment through such date.

Settlement of Vested RSUs:

Upon vesting, RSUs shall be settled by delivering one Share for each RSU (or the cash value of one Share, if so determined by the Committee) that vested as soon as practicable, but in any event no later than thirty (30) days, following the vesting date.

PSU Performance Period:	[•]

1.	Restricted Share Units.

(A) Grant of RSUs. As set forth above, the Company hereby grants to the Participant, as of the Grant Date, the number of RSUs as set forth in the table above.

(B) No Share Issuance at Grant. No Shares shall be issued or delivered to the Participant at the time the RSUs are granted.

2.	Performance Share Units.

(A) Grant of PSUs. As set forth above, the Company hereby grants to the Participant, as of the Grant Date, the Target Number of PSUs Granted as set forth in the table above.

(B) No Share Issuance at Grant. No Shares shall be issued or delivered to the Participant at the time the PSUs are granted.

(C) Determination of the Earned PSUs. The Human Resources and Compensation Committee (the “Committee”) and, as applicable, the Board shall have the sole authority to determine the level of achievement of the PSU Performance Objectives and the Absolute Stock Price Modifier and to calculate the number of Earned PSUs, and shall do so as soon as practicable following the completion of the PSU Performance Period and release of Financial Statements as set forth in the table above. For the avoidance of doubt, nothing herein shall derogate from the Committee’s and the Board’s discretion to reduce variable compensation.

(D) Adjustment of PSU Performance Objectives. The Committee and, as applicable, the Board shall have the discretion to designate additional business criteria on which the Performance Objectives may be based, adjust (increase or decrease) modify or amend any of the Performance Objectives, including, without limitation, adjustments, modifications or amendments for one or more of the following items of gain, loss, profit or expense: (i) determined to be extraordinary, unusual or non-recurring in nature; (ii) related to changes in accounting principles under GAAP or tax laws; (iii) related to currency fluctuations;(iv) related to productivity initiatives or new business initiatives; (v) related to discontinued operations that do not qualify as a segment of business under GAAP; or (vi) attributable to the business operations or assets of any entity acquired or licensed by the Company during the fiscal year.

3.	Other Provisions.

(A) Vesting. The Awards granted hereunder shall vest and settle as set forth in the table above.

(B) Termination of Employment. In order to vest in the Awards, the Participant must be actively employed by the Company or its Affiliates on the applicable vesting date, except as expressly provided in the Participant’s employment agreement including any amendment thereof and/or company policy applicable to Participant and/or the Plan.

(C) Withholding. The Company or the Employer, or a third party holding Awards on behalf of the Participant, shall have the right to make all payments or distributions pursuant to this Agreement to the Participant net of any applicable taxes, fees or other required deductions, such as, but not limited to, income taxes, capital gains taxes, social security premiums, and custody fees, trustee charges, fees for transfer of any Award or its underlying Share payable by the Participant or required to be paid or withheld as a result of the settlement of an RSU or a PSU, the delivery of a Share or its transfer, and/or of any dividends or dividend equivalents accrued or paid on any Award and/or on any underlying Shares, and any other event occurring pursuant to the Plan or this Agreement, that necessitates the withholding of income, employment or capital gains taxes or any other required deductions or payments (hereinafter referred to as “Taxes”). The Company or the Employer, may withhold from wages or other amounts payable to the Participant such Taxes as may be required by law or otherwise payable by the Participant, or to otherwise require the Participant to pay such Taxes.

(D) Other Effective Documents; Other Agreements.

(i)

The terms and provisions of the Compensation Policy and the Plan are incorporated herein by reference and made a part hereof. In case of contradiction between the terms of this Agreement and/or its appendices and/or the Plan and/or the Compensation Policy, it is agreed that the terms of the Plan and the Compensation Policy shall prevail over the terms of this Agreement and any appendix, and that the terms of any appendix shall prevail over the terms of this Agreement. The Participant agrees (x) that by not declining this Agreement within 30 days following Grant Date, he/she will become a party to the agreements set forth in any appendix attached hereto, (y) to the terms of an Award administration framework agreement and its terms and conditions, as may be set forth in an appendix or as requested by the Company or the Employer in the future, and shall also agree to such agreement in writing and (z) to the extent applicable, to adhere to the terms of the Company’s insider trading policy. In addition to any restrictions on resale and transfer noted in the Plan, Shares acquired pursuant to the Plan may be subject to certain restrictions on resale and/or disclosure of such sale imposed by local securities laws. Accordingly, the Participant is encouraged to seek legal advice prior to any resale of such Shares.

(ii)

The Participant is advised to exercise caution regarding the Awards. If the Participant is in any doubt about any provisions of the Plan or this Agreement, the Participant should obtain independent professional advice. Receiving Awards may have tax consequences under local tax laws. Neither the Company nor any of its Affiliates is responsible for, and has not provided, any advice to the Participant regarding the Plan or the Awards, including but not limited to legal, investment or tax advice.

(iii)

The Participant acknowledges and agrees that, if the Participant’s employment location changes or the Participant’s employment transfers to a different Employer, whether the Participant will be able to continue participating in the Plan will depend on the Participant’s circumstances and will be determined by Teva in its discretion in accordance with the Plan.

(E) Clawback/Recoupment Policy. By signing this Agreement, the Participant grants the Employer a power of attorney to deduct from any payments due to the Participant by the Employer, any amounts owed by the Participant under Section 21(h) of the Plan and/or any Company policy applicable to the Participant, in accordance with applicable law.

(F) Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

(G) Governing Law. This Agreement (including, for the avoidance of doubt, any appendices attached hereto) shall be construed and interpreted in accordance with the local laws of country where the Participant is or was last employed by the Employer without giving effect to the principles of the conflicts of laws thereof. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction, shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court determine that any provision or portion of any provision of this Agreement is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties agree that such provision should be interpreted and enforced to the maximum extent which such court deems reasonable or valid.

(H) Entire Agreement; Modification. This Agreement (together with any appendices attached hereto) and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified or amended in accordance with Section 18 of the Plan.

(I) Counterparts; Electronic Signature. The award agreement shall be deemed automatically accepted by the Participant and the Participant shall be subject to all its terms and conditions, unless the Participant clicks the “I decline” button at the end of the award agreement on Equate+ within 30 days following the Grant Date. The Participant certifies that the Participant (A) has been furnished with all relevant information and materials with respect to the terms and conditions of the Award, (B) has read and understands such information and materials, (C) is fully aware and knowledgeable of the terms and conditions of the Award, and (D) completely and voluntarily agrees to the terms and conditions of the Award, as set forth in the Plan and this Agreement.

(J) Stock Plan Administration Service Provider. The Participant acknowledges that the Company may, from time to time, engage third party service providers for the administration of the Plan (“Administration Provider”). As a courtesy to the Participant, such administration services may also assist Participant in keeping track and managing its equity- based compensation awarded by the Company. At the Company’s sole and absolute discretion, these services may be limited in time and scope. Participant acknowledges and agrees that to the extent Participant does not sell the Awards and/or the Underlying Shares or do not transfer them to his/her holdings, and such Awards and/or Underlying Shares are held and/or managed by the Company, by a trustee or by an Administration Provider for more than four (4) years from the Grant Date, then the Company may, at its sole and absolute discretion, demand the following from the Participant: (a) to exercise (by

“net exercise”) and /or settle, as applicable, the Awards and to sell the entire Underlying Shares or to transfer them on Participant’s name, in such a manner that no such Awards and/or Underlying Shares will remain in trust or managed by an Administration Provider and (b) that should the Participant not provide any other instructions until such date to be set in advance by the Company the Participant shall be deemed to have instructed the trustee or the Administration Provider, on such date, to exercise (by “net exercise”) and /or settle, as applicable, the Awards and to sell all Underlying Shares held by the Trustee or managed by the Administration Provider at such time. Upon the receipt of the consideration, the Company or any of its Affiliates, the Trustee or the Administration Provider, as applicable, will act as follows: (i) offset the tax amount paid and the other mandatory payments in respect of the exercise and/or settlement of the Awards and the sale of the Underlying Shares and/or the transfer thereof from the consideration received from the sale, and transfer them, whether by the Trustee, by the Administration Provider or by the Company or any of its Affiliates, to the tax authorities and to any other entity; (ii) offset from the consideration received, commissions and other expenses, as detailed in the applicable trust agreement and/or the agreement with the Administration Provider and (iii) transfer the remaining consideration (or any Underlying Shares) after the aforementioned sale and any other remaining monetary balance from the aforementioned sale after the deduction of the above components (as long as there is a remaining balance) to the Participant’s bank account to which the Participant’s salary is transferred by the Company (or by any Affiliate of the Company, as the case may be), and to the extent that on that date the Participant is no longer employed by the Company or any of its Affiliates, to the bank account to which the Participant’s salary was transferred prior to the termination of employment with the Company or its Affiliate. In any event, the Trustee will not transfer to the Participant any shares or amounts, prior to the deduction of the tax and other mandatory payments applicable to the Participant in respect of the exercise and/or settlement of the Awards and the sale and transfer of the Underlying Shares (if any tax payments and other mandatory payments are required) and the sums in connection with the aforementioned commissions and the expenses incurred by the trustee and the Administration Provider.

EXHIBIT A

PSU Performance Objectives	Revenue Growth Objective [•] Free Cash Flow Objective [•]

Absolute Stock Price Modifier

Whether the Absolute Stock Price Modifier will apply will be determined based on the achievement level of Weighted Performance (revenue growth and free cash flow) and the Company’s 20-trading day average stock price ending on the last trading day of the last month of the PSU Performance Period (December 2026), in accordance with the following table (subject to capitalization adjustments as set forth in the Plan):

	Achievement Level of Weighted Performance (Revenue Growth & FCF)	Average Stock Price December 2026 (20-trading day average closing stock price)	Absolute Stock Price Modifier
	Less than or Equal to Target Performance		No Modifier Applied
	Greater than Target Performance	Less than $[•]	Capped at [•]% Payout
	Greater than Target Performance	Equal to or Greater than $[•]	Apply the Modifier as Determined by the Below Chart

If, based on the preceding paragraph, it is determined that an Absolute Stock Price Modifier will apply, then the modifier to be applied will be determined as follows:

The Committee shall determine the highest average stock price attained during calendar year [•] based on a 30 consecutive trading day average, where each trading day’s price is determined using a 15 trading day average. If the stock price as so determined is greater than $[•], then the modifier to be applied shall be as follows:

	Stock Price		Modifier
	Greater than or equal to $[•] but less than $[•]		[•]% (no modifier)

	Greater than or equal to $[•] but less than $[•]	[•]%
	Greater than or equal to $[•] but less than $[•]	[•]%
	Greater than or equal to $[•] but less than $[•]	[•]%
	Greater than or equal to $[•] but less than $[•]	[•]%
	Greater than or equal to $[•] but less than $[•]	[•]%
	Greater than or equal to $[•]	[•]%

The “Weighted Performance” is the weighted average of the Company’s level of performance achievement, in percentage terms, on the Revenue Growth Objective ([•]% weighting) and the Free Cash Flow Objective ([•]% weighting)

Earned PSUs:

The “Weighted Performance” is the weighted average of the Company’s level of performance achievement, in percentage terms, on the Revenue Growth Objective ([•]% weighting) and the Free Cash Flow Objective ([•]% weighting)

The number of Earned PSUs shall equal the product of (i) the Target Number of PSUs Granted, (ii) the Weighted Performance and (iii) the Absolute Stock Price Modifier; provided, however, that the number of Earned PSUs shall not be greater than [•]% of the Target Number of PSUs Granted.

Any PSUs that do not become Earned PSUs based on performance during the PSUs Performance Period shall not be eligible to vest pursuant to this Agreement and shall immediately be forfeited to the Company for no consideration upon expiration of the PSU Performance Period.

Vesting Date of Earned PSUs (if any):	[•] anniversary of the Grant Date, subject to the Participant’s continued employment through such date.

Settlement of Vested, Earned PSUs:

Upon vesting, Earned PSUs shall be settled by delivering one Share for each Earned PSU (or the cash value of one Share, if so determined by the Committee) that vested as soon as practicable, but in any event no later than thirty (30) days, following the vesting date.